Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 26, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Body Central Corp.’s Annual Report on Form 10-K of Body Central Corp. for the fiscal year ended December 28, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Jacksonville, Florida
September 24, 2014